UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

AMERITYRE CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005
(Address of principal executive office)

Registrant's telephone number, including area code: (702) 293-1930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 8.01 – OTHER EVENTS

On June 11, 2014, the Board of Directors of Amerityre Corporation, on the recommendation of the Compensation Committee of the Board, approved the issuance of common stock bonus awards of 750,000 shares for Timothy L. Ryan, the Company’s Chief Executive Officer, and 100,000 shares for L. Wayne Arnett, the Company’s Chief Financial Officer.  The bonuses were determined based on overall compensation and performance through the 3rd quarter of fiscal 2014.  The awards will be issued under the 2005 Stock Option and Award Plan.

The Board, on the recommendation of the Compensation Committee, also approved the issuance of 300,000 common stock shares to John J. Goldberg for extraordinary service to the Company in his capacity as a director.  In accordance with the compensation plan afforded to directors for board service, Glenn D. Bougie was granted 100,000 stock options for his board service commencing on September 18, 2013 and 50,000 stock options for his service as Audit Committee Chairman.  The stock options granted to Mr. Bougie have an exercise price of $0.08 per share based on the average closing price for the past 20 trading days as previously established by the Board for the calculation of option grants; vest on November 30, 2014; and expire on November 30, 2021.  The shares and stock options to Mr. Goldberg and Mr. Bougie were awarded under the Directors’ 2011 Stock Option and Award Plan.

In addition to the above awards and grants, the Board, on the recommendation of the Compensation Committee, also approved the extension of exercise periods on certain outstanding options previously issued to Mr. Ryan, Mr. Arnett and Mr. Goldberg for board service as follows:

Name	Outstanding Stock Options	Current Expiration Date	Extended Expiration Date
Timothy L. Ryan	200,000 200,000 200,000	June 30, 2014 June 30, 2015 June 30, 2016	November 30, 2019 November 30, 2020 November 30, 2021
L. Wayne Arnett	150,000 100,000 100,000	June 30, 2014 June 30, 2015 June 30, 2016	November 30, 2019 November 30, 2020 November 30, 2021
John J. Goldberg	100,000 100,000 100,000	June 30, 2014 June 30, 2015 June 30, 2016	November 30, 2019 November 30, 2020 November 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  June 17, 2014

AMERITYRE CORPORATION

By: /s/ Timothy L. Ryan Timothy L. Ryan Chief Executive Officer (Principal Executive Officer)	By: /s/ L. Wayne Arnett L. Wayne Arnett Chief Financial Officer (Principal Financial Officer)
By: /s/ John J. Goldberg John J. Goldberg	By: /s/ Glenn D. Bougie Glenn D. Bougie